EXHIBIT 10.1 - DESCRIPTION OF OUR MEMORANDUM AND ARTICLES OF ASSOCIATION FROM OUR REGISTRATION STATEMENT ON FORM 20-F DATED SEPTEMBER 20, 2001


EXCERPTS FROM "ITEM 10:  ADDITIONAL INFORMATION" OF DEUTSCHE BANK
ATKIENGESELLSCHAFT'S REGISTRATION STATEMENT ON FORM 20-F DATED SEPTEMBER 20,
2001.

SHARE CAPITAL

[text omitted]

INCREASES IN SHARE CAPITAL

   German law permits us to increase our share capital in any of three ways:

{circle}Shareholder resolution authorizing the issuance of new shares.

{circle} Shareholder resolution authorizing the Board of Managing Directors to issue new shares up to a specified amount (no more than 50% of existing capital) within a specified period, which may not exceed five years. This is referred to as authorized capital (genehmigtes Kapital).

{circle}Shareholder resolution authorizing the issuance of new shares up to a specified amount (no more than 50% of existing capital) for specific purposes, such as for employee stock options, for use as consideration in a merger or to issue to holders of convertible bonds or other convertible securities. This is referred to as conditional capital (bedingtes Kapital).

     All shareholder resolutions that increase share capital require the approval of a three-quarters majority of the share capital present and voting at the meeting.

[text omitted]


MEMORANDUM AND ARTICLES OF ASSOCIATION

OUR BUSINESS OBJECTIVES

   We are entered in the Commercial Register of the District Court in Frankfurt am Main, Germany, under register number HRB 30 000. Section 2 of our Articles of Association sets out the objectives of our business:

   {circle}to transact all aspects of banking business;

   {circle}to provide financial and other services; and

   {circle}to promote international economic relations.

   Our Articles of Association permit us to pursue these objectives directly or through subsidiaries and affiliated companies.

   Our Articles of Association also provide that, to the extent permitted by law, we may transact all business and take all steps that appear likely to promote our business objectives. In particular, we may:

   {circle}acquire and dispose of real estate;

   {circle}establish branches in Germany and abroad;

   {circle} acquire, administer and dispose of participations in other enterprises; and

   {circle}conclude intercompany agreements (Unternehmensvertr{a"}ge).


SUPERVISORY BOARD AND BOARD OF MANAGING DIRECTORS

   In carrying out their duties, members of both the Board of Managing Directors and Supervisory Board must exercise the standard of care of a prudent and diligent business person, and they are liable to us for damages if they fail to do so. Both boards are required to take into account a broad range of considerations in their decisions, including our interests and those of our




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shareholders,  employees  and  creditors.  The Board of Managing  Directors  is required to respect the rights of shareholders to be treated on an equal basis and receive equal information. The Board of Managing Directors is also required to ensure appropriate risk management within our operations and to establish an internal monitoring system.

   As a general rule under German law, a shareholder has no direct recourse against the members of the Board of Managing Directors or the Supervisory Board in the event that they are believed to have breached a duty to us. Apart from insolvency or other special circumstances, only we have the right to claim damages from members of either board. We may waive this right or settle these claims only if at least three years have passed since the alleged breach and if the shareholders approve the waiver or settlement at the shareholders' meeting with a simple majority of the votes cast, and provided that opposing shareholders do not hold, in the aggregate, one tenth or more of our share capital and do not have their opposition formally noted in the minutes maintained by a German notary.

   With respect to voting powers, a member of the Supervisory Board or the Board of Managing Directors may not vote on resolutions open to a vote at a board meeting if the proposed resolution concerns:

   {circle} a legal transaction between the stock corporation and the member or

{circle} the commencement, settlement or completion of legal proceedings between the stock corporation and the member.

   A member of the Supervisory Board or the Board of Managing Directors may not directly or indirectly exercise voting rights on resolutions open to a vote at a shareholders' meeting if the proposed resolution concerns:

   {circle} ratification of the member's acts;

   {circle} a discharge of liability for the member; or

   {circle} enforcement of a claim against the member by the stock corporation.

   According to German law, our Supervisory Board represents us in dealings with members of the Board of Managing Directors. Therefore, no members of the Board of Managing Directors may enter into any agreement with us (for example, a loan) without the prior consent of our Supervisory Board.

   We do not require the members of the Board of Managing Directors to own any of our shares to be qualified. In addition, we have no requirement that members of the Board of Managing Directors retire under an age limit. For more information on our Supervisory Board and Board of Managing Directors, see "Item 6: Directors, Senior Management and Employees."


VOTING RIGHTS AND SHAREHOLDERS' MEETINGS

   Each of our shares entitles its registered holder to one vote at our shareholders' meetings. Our annual shareholders' meeting takes place within the first eight months of our fiscal year. Pursuant to our Articles of Association, we may hold the meeting in Frankfurt am Main, D{u"}sseldorf or any other German city with over 500,000 inhabitants. We must give notice of the annual meeting at least one month before the end of the day on which shareholders are required to have given notice of their intention to attend (three days immediately preceding the meeting). We are required to include details regarding this notice to be given to the shareholders and to send admission cards with the notice of the meeting.

   The Board of Managing Directors, the Supervisory Board or shareholders holding at least 5% of the nominal value of our outstanding share capital may also call special shareholders' meetings.

   The record date to determine which shareholders are entitled to vote at a shareholders' meeting is the date of the annual shareholders' meeting. However, holders who are registered on the date of the meeting will be entitled to attend and vote only if they have given the Board of Managing Directors written notice, by telefax or electronically, of such intent no later than the third day immediately preceding the date of the meeting. Any shareholders whose holdings have reached certain thresholds and who have not fulfilled their notification requirements are prohibited from voting. See "-Notification Requirements."

   Shareholders may appoint proxies to represent them at general meetings. As a matter of German law, a proxy relating to voting rights granted by shares may be revoked at any time. Any voting instructions given by a shareholder are null and void if the shareholder sells or disposes of the shares prior to the record date for the meeting. The term of a proxy granted to a credit institution may not exceed 15 months.

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   As a foreign  private  issuer, we are not required to file a proxy statement under U.S. securities law. The proxy voting process for our shareholders in the United States will be substantially similar to the process for publicly held companies incorporated in the United States.

   The annual shareholders' meeting normally concludes with the passage of resolutions on the following matters:

   {circle} appropriation   and  distribution  of  profits  from  the  preceding
            fiscal year;

   {circle} approval and ratification  of  the  actions of the Board of Managing
            Directors and the Supervisory Board in the preceding fiscal year;

   {circle}appointment of independent auditors; and

   {circle}approval of the annual financial statements.

   A simple majority of votes cast is generally sufficient to approve a measure, except in cases where a greater majority is otherwise required by our Articles of Association or by law. Major corporate events, such as a merger, a transfer of all or substantially all of our assets or an increase in share capital, require the approval of a three-quarters majority of the share capital present and voting at the meeting.

   Under certain circumstances, such as when a resolution violates our Articles of Association or the German Stock Corporation Act, shareholders may petition the appropriate Regional Court (Landgericht) in Germany to set aside resolutions adopted at the shareholders' meeting.

   Under German law, the rights of shareholders as a group can be changed by amendment of the company's articles of association. In our case, this generally requires a simple majority vote or a qualified majority vote where provided by law. The rights of individual shareholders can only be changed with their consent.


SHARE REGISTER

   Our intention is to maintain a share register with Registrar Services GmbH and our New York transfer agent, pursuant to an agency agreement between us and Registrar Services GmbH and a sub-agency agreement between Registrar Services GmbH and the New York transfer agent.

   Our share register will be open for inspection by shareholders during normal business hours at our offices at Taunusanlage 12, 60325 Frankfurt am Main, Germany. The share register generally contains each shareholder's surname, first name, date of birth, address and the number or the quantity of our shares held. Shareholders may prevent their personal information from appearing in the share register by holding their securities through a bank or custodian. Although the shareholder would remain the beneficial owner of the securities, only the bank's or custodian's name would appear in the share register.


LIQUIDATION RIGHTS

   The German Stock Corporation Act requires that if our company is liquidated, any liquidation proceeds remaining after the payment of all our liabilities will be distributed to shareholders in proportion to their shareholdings.


PREEMPTIVE RIGHTS

   In principle, holders of our shares have preemptive rights (Bezugsrechte) allowing them to subscribe to any shares, bonds convertible into, or attached warrants to subscribe for, our shares or participatory certificates we issue. Such preemptive rights are in proportion to the number of shares currently held by the shareholder. Despite this general rule, following a proposal of the Board of Managing Directors and Supervisory Board regarding the agenda of the general shareholders' meeting, the shareholders may waive their preemptive rights as part of a shareholders' resolution with respect to capital increases. The Board of Managing Directors' written request must state legally permissible reasons for the waiver.

   In addition, in the case of a shareholders' resolution approving the amount of an authorized capital increase, the shareholders may, by a three-quarters majority of the share capital present and voting at the meeting, authorize the Board of Managing Directors to exclude preemptive rights with respect to the increase. Such authorizations may waive all preemptive rights or may set forth specific circumstances under which the Board of Managing Directors is authorized to waive preemptive rights. If the Board of Managing Directors is authorized to waive the shareholders' preemptive rights upon the issuance of authorized capital,

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no further vote of the  shareholders  is required. In such cases, the  decision by the Board of Managing Directors to issue the authorized capital requires the consent only of the Supervisory Board. For additional information on preemptive rights with respect to increases of our share capital, see "-Increases in Share Capital" above.

   Shareholders are generally permitted to transfer their preemptive rights. Preemptive rights are traded on one or more German stock exchanges. Trading of such rights generally lasts twelve calendar days and ends at the close of the third trading day before the final day the preemptive rights can be exercised.


NOTICES AND REPORTS

   We publish notices pertaining to our shares in the German Federal Gazette (Bundesanzeiger) and in at least one of the supraregional official newspapers accredited by the German stock exchanges.

   We intend to send our New York transfer agent, through publication or otherwise, a copy of each of our notices pertaining to any shareholders' meeting, any adjourned shareholders' meeting or our actions with respect to any cash or other distributions or the offering of any rights. We will provide such notices in the form given or to be given to our shareholders. Our New York transfer agent will arrange for the mailing of such notices to all shareholders registered in the New York registry.

   We will make all notices we send to shareholders available at our principal office for inspection by shareholders. Registrar Services GmbH and our New York transfer agent will send copies of all notices pertaining to shareholders' meetings to all registered shareholders. Registrar Services GmbH and our New York transfer agent will send copies of other notices or information material, such as quarterly reports or shareholder letters, to those registered shareholders who have requested to receive such notices or information material.


CHARGES OF TRANSFER AGENTS

   We pay Registrar Services GmbH, and expect to pay our New York transfer agent, customary fees for their services as transfer agents and registrars. Our shareholders will not be required to pay Registrar Services GmbH or our New York transfer agent any fees or charges in connection with their transfers of shares in the share register. Our shareholders will also not be required to pay any fees in connection with the conversion of dividends from euros to U.S. dollars.


LIABILITY OF TRANSFER AGENTS

   Neither Registrar Services GmbH nor our New York transfer agent will be liable to shareholders if prevented or delayed by law, or any circumstances beyond their control, from performing their obligations as transfer agents and registrars.


NOTIFICATION REQUIREMENTS

Disclosure of Interests in Publicly Traded Stock Corporations

   The German Securities Trading Act requires investors in publicly traded stock corporations whose investments reach certain thresholds to notify both the respective corporation and the German Securities Trading Supervisory Authority of the increase. These thresholds are 5%, 10%, 25%, 50% and 75% of the voting stock of the corporation. In calculating investment thresholds, the German Securities Trading Act attributes shareholdings to the investor based on effective, rather than direct, control of voting rights.

   Investors in our shares are also required to notify us if their investments drop below any of the thresholds mentioned above. Investors must comply with these rules within seven calendar days of passing one of the thresholds listed above. We are required to publish such notices.

   As a matter of German law, shareholders who fail to comply with the threshold notification requirements are generally prohibited from exercising their voting rights pertaining to the shares until compliance.

  Disclosure of Significant Participations in a Banking Institution

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   The  German  Banking  Act  requires  any investor  intending  to  acquire  a significant participation (bedeutende Beteiligung) in any banking institution to notify the German Banking Supervisory Authority and the Bundesbank without undue delay. In particular, the acquisition of 10% or more of the institution's voting rights or capital is deemed to be a significant participation. The required notice must contain information demonstrating the reliability of the investor and, in the case of a corporation or other legal entity, its directors and officers.

   An investor with a significant participation must also notify the German Banking Supervisory Authority and the Bundesbank without undue delay of any proposed increase of such participation that would exceed certain participation thresholds. These thresholds are 20%, 33% and 50% of the voting rights or capital. An investor with a significant participation position must also notify the German Banking Supervisory Authority and the Bundesbank without undue delay if the investor intends to reduce the participation below 10% or to reduce the participation below one of the thresholds described above. Finally, an investor with a significant participation must notify the German Banking Supervisory Authority and the Bundesbank without undue delay of any participation that would result in the banking institution becoming or ceasing to be the investor's subsidiary.

   The German Banking Supervisory Authority may, within a period of three months following receipt of notification with respect to any of the above changes, other than with respect to decreases in participations, prohibit the intended acquisition or participation if it is not satisfied that the investor and its directors and officers are reliable, or if it determines that the participation makes the effective supervision by the German Banking Supervisory Authority of the banking institution impossible. If an investor acquires a significant participation despite such prohibition or without notifying the German Banking Supervisory Authority and the Bundesbank, the German Banking Supervisory Authority may prohibit the investor from exercising the voting rights pertaining to the shares.

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